                                                                    EXHIBIT 10.2

                         EXECUTIVE EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is entered into November 29, 2004 to be effective as of January 1, 2005, by and between David Clifford (the "EXECUTIVE"), an individual, and Cash Systems, Inc. (the "COMPANY"), a Delaware corporation.

                                    RECITALS:

      A. The Company desires to employ the Executive as the Company's Chief Financial Officer.

      B. The Executive desires to be employed by the Company upon the terms and conditions set forth in this Agreement.

                                   AGREEMENTS:

      NOW THEREFORE, in consideration of the foregoing Recitals, and for other good, fair and valuable consideration, receipt and sufficiency of which are acknowledged, the Company and the Executive agree:

                                    ARTICLE I
                              EMPLOYMENT AND DUTIES

      1.1 EMPLOYMENT AND DUTIES. The Company hereby employs the Executive as the Chief Financial Officer of the Company (the "Position") and the Executive hereby accepts such employment. The Executive shall perform service in the Position with all of the rights, duties, powers and fiduciary obligations implied by the titles of the Position. Executive will also have and perform such other powers, responsibilities and duties as are commensurate with the Position and as may be assigned to the Executive by the Chief Executive Officer and/or the Board of Directors of the Company (the "Board") from time to time. The Executive shall devote his full, exclusive, complete and undivided time and attention and best efforts to performance of the duties of the Position. The Executive, at all times during employment with the Company, shall comply with the Company's rules, regulations, policies and directives as the same may be in effect from time to time.

      1.2 PERFORMANCE LOCATION. The Executive shall perform the duties of the Position at the Company's offices in Las Vegas, Nevada. The Company shall not, without the Executive's prior written agreement, change the location at which the duties of the Position are performed.



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

      1.3 TERM OF EMPLOYMENT. Subject to the provisions for termination set forth in Article III, the term of this Agreement and performance of the Executive's services in the Position shall commence upon the date stated on the first page of this Agreement and shall continue for a period of two (2) years thereafter (the "TERM"). Upon the expiration of the Term or any renewal term, the Executive and the Company may agree in writing to renew the Term for subsequent renewal terms of one (1) year each.

                                   ARTICLE II
                        COMPENSATION AND FRINGE BENEFITS

      2.1 COMPENSATION AND FRINGE BENEFITS. For all the services rendered by the Executive to the Company in the Position, the Executive shall be compensated by the Company in accordance with this Article II. Such compensation and benefits shall be paid in accordance with the Company's customary payroll practices, and shall be subject to withholdings required by federal, state and local laws and otherwise with the consent of the Executive.

      2.2 BASE COMPENSATION. The Company shall pay the Executive a base salary (the "BASE COMPENSATION") at the rate of One Hundred Fifty Thousand Dollars ($150,000) per year of the Term.

      2.3 BONUS COMPENSATION. During the Term and any renewal term, the Executive shall be entitled to receive such bonus compensation ("Bonus Compensation") upon the Executive's attainment of such performance criteria as the Compensation Committee of the Board may determine from time to time in its discretion, provided, however, that the Executive's Bonus Compensation with respect to each calendar year of the Term shall be no less than Fifty Thousand Dollars ($50,000). Bonus Compensation with respect to a calendar year during the Term shall be payable on February 15 of the immediately following calendar year.

      2.4 STOCK OPTIONS. On November 29, 2004, the Board will grant or cause the Executive to be granted options to purchase One Hundred Fifty Thousand (150,000) shares of the Company's common stock at the "fair market value" of such stock on the date of such grant (the "Stock Options") all pursuant to the Company's 2001 Stock Option Plan (the "Option Plan"). The Stock Options to be granted pursuant to this Section and the Option Plan will expire ten (10) years from the date of grant and, subject to Article IV, will be exercisable according to the following schedule:


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

      a. Immediately upon the grant of such Stock Options Twenty-Five Thousand (25,000) shares;

      b. On and after the first anniversary of the date of grant Fifty Thousand (50,000) shares; and

      c. On and after the second anniversary of the date of grant Seventy-Five Thousand (75,000) shares.

Executive and the Company will enter into an appropriate stock option agreement in accordance with the Option Plan to further document the provisions of this Section and to comply with the Option Plan.

      2.5 OTHER BENEFITS. During the Term and any renewal term, the Executive shall be entitled to participate in and to be covered by any accident insurance, life insurance, long-term disability insurance, short-term disability insurance, hospitalization or other employee benefit plan effective with respect to corporate officers of the Company generally, subject to the eligibility and qualification requirements of such plans as they generally apply to executive officers. Without limiting the generality of the foregoing, if the Company adopts a restricted share incentive plan, the Executive shall be entitled to participate in such plan as determined by the Compensation Committee of the Board, subject to applicable law and regulations. During the Term and any renewal term, the Company shall reimburse Executive up to $500 per month toward the Executive's lease of an automobile.

      2.6 REIMBURSEMENT OF AUTHORIZED EXPENSES. During the Term and any renewal term, the Company will reimburse the Executive for all ordinary and necessary business expenses incurred by the Executive in connection with the business of the Company. Payment or reimbursement to the Executive will be made upon submission by the Executive of vouchers, receipts or other evidence of such expenses in a form reasonably satisfactory to the Company and in compliance with applicable requirements of the taxing authorities.

      2.7 FREQUENT FLYER MILES. Notwithstanding any existing Company policy to the contrary, the Company shall allow the Executive to retain the Frequent Flyer Miles acquired as a result of travel on behalf of the Company.

      2.8 VACATIONS. During the Term and any renewal term, the Executive will be entitled to such vacations as the Board and Executive may determine from time to time, but in no event will Executive be entitled to less than two (2) weeks paid vacation.


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                                   ARTICLE III
                            TERMINATION OF AGREEMENT

      3.1 DEATH OF EXECUTIVE. This Agreement shall automatically terminate if the Executive dies during the Term and any renewal term.

      3.2 PERMANENT DISABILITY. The Company may terminate the Term as a result of the Executive's "Permanent Disability," which for purposes of this Agreement shall mean the inability of the Executive, due to illness, accident or any other physical or mental incapacity, to discharge or perform the Executive's normal and customary day-to-day business and employment obligations and functions on behalf of the Company for at least One Hundred (100) business days (calendar days minus Saturdays, Sundays and national holidays), in the aggregate, within any given period of One Hundred Twenty-Five (125) consecutive business days.

      3.3 TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate the Term for Cause by written notice to the Executive, stating the grounds therefor and the effective date of such termination. In the event the Company duly terminates this Agreement for Cause, the Executive shall be deemed to have forfeited any and all rights to receive Base Compensation or Bonus Compensation, in any form and at any time from and after the date of such termination. The term "Cause" as used in this Agreement shall mean:

      a. The Executive's demonstrable and repeated failure to perform the duties of the Position after prior written notice of such failure(s) and a reasonable opportunity to cure the same.

      b. The Executive's breach of a material provision of this Agreement, not encompassed by the preceding Section, after prior written notice of such breach and a reasonable opportunity to cure the same.

      c. The conviction of the Executive for a felony or other crime of moral turpitude by a court of competent jurisdiction.

      d. The written confession by the Executive to the commission of a felony or other crime of moral turpitude.

      e. Embezzlement or misappropriation of funds of the Company or any of its affiliates by the Executive.

      f. Demonstrable, material dishonesty in connection with the Executive's performance of services to the Company.

      The items of "Cause" defined in Sections c. through f. shall be deemed not curable.


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

      3.4 RESIGNATION BY THE EXECUTIVE. The Executive may terminate the Term upon not less than sixty (60) days prior written notice of resignation to the Company (the "Executive Required Termination Notice Period").

                                   ARTICLE IV
               PAYMENTS IN THE EVENT OF EARLY TERMINATION OF TERM

      4.1 DEATH OR PERMANENT DISABILITY OF THE EXECUTIVE. In the event the Term terminates as a result of the Executive's death or Permanent Disability, as described in Sections 3.1 and 3.2, Executive will not be entitled to any Base Compensation or Bonus Compensation or benefits following the date of the Executive's death or the one hundredth day of the Executive's Permanent Disability.

      4.2 TERMINATION FOR CAUSE. If the Term is duly terminated by the Company for Cause, the Company will pay the Executive the Base Compensation and benefits only through the effective date of termination, and the Executive will:

      a. not be entitled to any other compensation or benefits, except as expressly required by applicable law;

      b. will forfeit any and all benefits arising or accruing after the effective date of the termination;

      c. Stock Options which were not exercisable at the time of termination shall not thereafter be exercisable; and,

      d. Stock Options which were exercisable at the time of termination shall be exercisable only for the period permitted by the Option Plan.

      4.3 TERMINATION WITHOUT CAUSE. If the Company terminates the Term for no reason or a reason which is not defined as Cause in Section 4.2, the Company shall pay the Executive the Base Compensation, Bonus Compensation and benefits through the end of the Term. Stock Options which were not exercisable at the time of termination shall immediately become exercisable and shall continue to be exercisable for the period permitted by the Option Plan. A "Change in Control" (defined in the Option Plan) which is not approved by the Board or the Company's discontinuation of business or bankruptcy shall constitute termination without cause within the meaning of this Section.

      4.4 RESIGNATION BY THE EXECUTIVE. If the Executive terminates the Term by resigning, the Company shall pay the Executive the Base Compensation and benefits until the end of the Executive Required Termination Notice Period. The Executive will not be entitled to any other compensation or benefits following the end of the Executive Required


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

Termination Notice Period, except as expressly required by applicable law. The Company reserves the right to relieve the Executive of the obligation to perform the duties of the Position immediately upon delivery of the Executive's notice of resignation or at any other time during the Executive Required Termination Notice Period.

                                    ARTICLE V
         NON-DISCLOSURE AND NON-COMPETITION OBLIGATIONS OF THE EXECUTIVE

      5.1 DEFINITIONS.

      a. "Confidential Information" shall mean any information, compilation of information, knowledge and know-how that the Executive receives from the Company or any of its affiliates, becomes aware of, learns of or develops during the course of his employment which is not generally known or readily ascertainable by proper means by persons who are not employees of the Company. It includes, but is not limited to, information relating to any of the trade secrets, technological information, products, design or research, information relating to any of the business affairs of the Company or any of its affiliates, pricing information, marketing information, selling information, leasing information, servicing and financing information, compensation information, forecasts, expansion, customer and client information, customer lists, manuals, training material, correspondence, research and development, engineering and other manufacturing processes, and any other material relating to the business of the Company or any of its affiliates.

      b. "Innovations" shall mean any invention, improvement, discovery or idea and, whether or not shown or described in writing or reduced to practice, and works of authorship, whether or not patentable or copyrightable, which
      (i) relate directly to the business of the Company or any of its affiliates, (ii) relate to the actual or demonstrably anticipated research and development of the Company or any of its affiliates, (iii) result from any work performed by the Company's employees, agents, independent contractors, shareholders or officers of the Company or any of its affiliates, or (iv) are developed or conceived through the use of Confidential Information or equipment, supplies or facilities of the Company or any of its affiliates.

      c. "Company Product" shall mean any product, product line or service, including any component thereof or research to develop information useful in connection with a product or service, that is or is being designed, developed, manufactured, marketed or sold by the Company or any of its affiliates or with respect to which the Company or any of its affiliates has acquired Confidential Information which it intends to use in the design, development, manufacture, marketing or sale of a product or service.


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

      d. "Competitive Product" shall mean any product, product line or service, including any component thereof or research to develop information useful in connection with a product or service, that is being designed, developed, manufactured or sold by any person other than the Company or any of its affiliates and is of the same general type, performs similar functions, or is used for the same purpose as a Company Product.

      5.2 NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. There may be made available to the Executive Confidential Information. The Executive hereby acknowledges that the Confidential Information, as it may exist from time to time, is a valuable, special and unique asset of the business of the Company. The Executive shall not, during or after the Term and any renewal term, make any use of any Confidential Information, or disclose any Confidential Information to any person, firm, corporation, associate, person or entity for any reason or purpose whatsoever, other than in connection with the normal performance of the Executive's duties. The obligations of this Section shall not apply (i) to any information that has been disclosed in publicly available sources of information; (ii) to any information, through no fault of the Executive, hereafter disclosed by the Company in publicly available sources of information; or (iii) to any information generally related to and determinable in the technical fields of interest to the Company, but not specifically derived from the Company's research and development activities or results of such activities.

      5.3 AGREEMENT NOT TO USE CONFIDENTIAL INFORMATION OF OTHERS. The Executive agrees that he will not, during or after the Term and any renewal term, wrongfully utilize any proprietary material of any other party in the Executive's work for the Company, will not knowingly infringe on the patent, copyright or trademark of any other party in the Executive's work for the Company, and is not bound or restricted in the Executive's work for the Company as a result of any non-competition, confidentiality, non-disclosure or other agreement or agreements to which the Executive is bound.

      5.4 ASSIGNMENT OF INNOVATIONS. The Executive hereby assigns to the Company all of the Executive's rights, title and interests in and to the Innovations made, authored or conceived by the Executive either individually or jointly with others, during the Term and any renewal term. The Executive shall promptly and fully disclose and describe Innovations to the Company, and shall acknowledge and deliver to the Company such written instruments and do such other acts as may be necessary in the opinion of the Company to preserve the Company's property rights to the Innovations against forfeiture, abandonment or loss, and to obtain and maintain letters, patents and copyrights to the Innovations, if applicable, and to vest the entire right, title and interest thereto in the Company.

      The obligations of Section 5.4 shall continue beyond the Term and any renewal term with respect to Innovations generated, conceived of or reduced to practice by the Executive during the Term and any renewal term, and shall be binding upon the Executive's assigns, executors, administrators and other legal representatives.


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

      5.5 DOCUMENTS AND TANGIBLE ITEMS. All documents and tangible items, including, but not limited to, manuals, written descriptions and other documentary evidence or manifestations of Confidential Information and Innovations, provided to the Executive by the Company or any of its affiliates, or created by the Executive for use in connection with his employment with the Company are the property of the Company. Upon expiration of or the termination of the Term, the Executive shall promptly return all such documents and tangible items together with all copies, recordings, abstracts, notes, computer diskettes, computer or computer assisted data storage or reproductions of any kind made from or about the documents and tangible items or the information they contain.

      5.6 TRADE SECRETS ACT. The Executive acknowledges that he has been given a copy of and has reviewed Chapter 600A of the Nevada Revised Statutes, the Nevada Uniform Trade Secrets Act (the "Act"), and acknowledges that violation of the Act or of the Executive's agreements, covenants and representations contained in this Agreement may give rise to a cause of action in favor of the Company against the Executive for general and special damages, exemplary damages, injunctive relief and attorney's fees.

      5.7 OTHER BUSINESS ACTIVITIES. During the Term and any renewal term, the Executive will not, without the express prior written permission of the Company, engage in any substantial private business activities, whether or not the same are entered into for profit, outside or separate from the Executive's employment with the Company that would in any way interfere with the fulfillment of his obligations hereunder; provided, nothing hereunder shall prohibit Executive from providing consulting services to GE Capital in the same manner as currently provided by Executive, provided that such activities due not result in a conflict of interest with the Company and/or restrict the ability of the Executive to perform his duties for the Company.

      5.8 COVENANT NOT TO COMPETE. During the Term and any renewal term, and for a period of twelve (12) months after the expiration of the Term and any renewal term or the earlier termination of the Term or renewal term other than terminations that are not for Cause as defined in Section 4.2, the Executive shall not, directly or indirectly, engage or participate in or assist, as owner, part owner, partner, manager, director, officer, trustee, employee, agent, consultant or in any other capacity, any person, business or other organization designing, developing, manufacturing, licensing, providing, selling or marketing any product, process, system or service, then in existence or under development and which is the same or similar to, competes with, or has a usage allied to, a product, process, system or service offered by the Company or any of its affiliates. The foregoing restriction shall apply only where any part of such activities takes place at, or is managed, supported, or administered from a place of business located within a market in which the Company maintains an office or actively promotes and markets its products, processes, systems or services, directly or indirectly, including, without limitation, the United States, Canada and Mexico. The Executive expressly agrees that the time period and the described scope of this Section are the reasonable and necessary time and scope needed to protect the legitimate business interests of the Company.

      5.9 COVENANT NOT TO RECRUIT. During the Term and any renewal term, and for a period of twelve (12) months after the expiration of the Term and any renewal term or the earlier termination of the Term or any renewal term other than terminations that are not for Cause as defined in Section 4.2, the Executive shall not, directly or indirectly, hire, attempt to hire, solicit, recruit, employ or retain the services of any individual, in any capacity, whether as an employee, independent contractor, consultant, agent or otherwise, of the Company or any customers or prospective customer of the Company, affiliates of the Company, or any individual providing services to the Company, whether as an employee, independent contractor, consultant or agent, as of the date hereof or at any time hereafter, without prior written approval of the Company.

      5.10 REMEDIES. The Executive agrees that all of the provisions contained in Article V are necessary to protect the legitimate business interests of the Company, and to prevent the unauthorized dissemination and use of Confidential Information and Innovations to and by competitors of the Company. The Executive also agrees that the Company will be irreparably harmed, and that damages alone cannot adequately compensate the Company if there is a violation or breach by the Executive of Article V, and that injunctive relief is essential for the protection of the Company. The Executive therefore agrees that the Company shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the obligations under Article V not only by an action or actions for damages, but also by an action or actions for specific performance, injunction and/or other equitable relief without posting any bond or security to enforce or prevent any violations, whether anticipatory, continuing or future, of the provisions of this Article, including, without limitation, the extension of the periods hereunder by a period equal to (i) the length of the violation of Sections 5.7, 5.8, and/or 5.9 plus (ii) the length of any court proceedings necessary to stop such violation.

      5.11 PUBLIC POLICY. It is the desire and intent of the Company and the Executive that the provisions contained in Article V be enforced to the fullest extent permissible under the laws and public policy applied in each jurisdiction in which enforcement is sought. Accordingly, if, at the time of enforcement of
Article V, a court shall hold that the duration, scope or area restrictions stated in this Agreement are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.

      5.12 INDEPENDENT COVENANTS; SURVIVAL OF COVENANTS. The covenants on the part of the Executive contained in Article V shall be construed as an agreement independent of any other provisions of this Agreement, and it is agreed that relief for any claim or cause of action of the Executive against the Company, whether predicated on this Agreement or otherwise, shall be measured in damages, and shall not constitute a defense to enforcement by the Company of those covenants. The provisions contained in Article V, together with the other covenants, agreements, and obligations of the Executive set forth elsewhere in this Agreement, shall, in all events, survive the expiration of the Term and any renewal term or the earlier termination of the Term.

                                   ARTICLE VI
                           EXECUTIVE'S REPRESENTATIONS

      6. EXECUTIVE'S REPRESENTATIONS. As a material inducement to the Company to enter into this Agreement, the Executive represents and warrants to the Company as follows:

      a. The information the Executive provided to the Company in connection with this Agreement is true, complete and accurate in all respects and does not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements contained therein or in this Agreement not misleading.

      b. The execution, delivery and performance by the Executive of this Agreement will not violate any provision of any indenture, agreement or other instrument to which the Executive is a party or is bound, or be in conflict with, result in a breach of or constitute a default under any such indenture, agreement or other instrument.

                                   ARTICLE VII
                                  MISCELLANEOUS

      7.1 NOTICES. All notices given hereunder shall be in writing, and shall be personally served or sent by registered or certified mail, return receipt requested. Notices to the Company shall be given to the Company at its corporate headquarters, which as of the date of this Agreement is 289A Pilot Road, Las Vegas, Nevada 89123, attention CEO. Notices to the Executive shall be addressed to the Executive at the Executive's residence address as the same appears on the records of the Company. Notices to the Company or the Executive shall be sent to such other addresses as the Company or the Executive shall specify in writing to the other.

      7.2 ENTIRE AGREEMENT. This Agreement is the entire agreement between the parties concerning the subject matter hereof, and supersedes and replaces any existing


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

agreement between the parties hereto relating to the Executive's employment, and the Company and the Executive hereby acknowledge that there are no other agreements or understandings of any nature, oral or written, regarding the Executive's employment, apart from this Agreement.

      7.3 MODIFICATION OF AGREEMENT. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by the Executive and the Company.

      7.4 WAIVER. No waiver by either party at any time of any breach of or noncompliance with any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No failure on the part of the Company to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder by the Company preclude any other or further exercise thereof or the exercise of any other right.

      7.5 SEVERABILITY. If any part, term or provision of this Agreement is held unenforceable in the jurisdiction in which either party seeks enforcement of the Agreement, this Agreement shall be construed as if not containing the invalid provision or provisions. Invalidity or unenforceability of any portion or provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement, which shall remain in full force and effect, and shall govern the rights and obligations of the parties.

      7.6 RIGHT TO CONSULT COUNSEL. The Executive acknowledges that he has had an opportunity to consult with independent legal counsel of the Executive's choosing with regard to the terms of this Agreement, or has been advised by the Company of his right to seek such consultation, and that the Executive has entered into this Agreement pursuant to such independent legal consultation or notwithstanding his decision not to seek such consultation, as the case may be.

      7.7 GOVERNING LAW. This Agreement will be performed by the Executive in the State of Nevada and shall be governed by and construed and interpreted in accordance with the laws of the United States of America and the State of Nevada, without regard to principles of conflict of laws. All judicial actions, suits or proceedings brought by or against the Company, the Executive, or their respective permitted successors and assigns, with respect to their rights, obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such proceedings shall be brought in any state or federal court in the State of Nevada. By execution and delivery of this Agreement, the Company and the Executive, on behalf of themselves and their permitted successors and assigns, accept, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and irrevocably agree to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. The Company and the Executive, on behalf of themselves and their permitted successors and assigns, each hereby irrevocably waive any objections, including without limitation any objection to the laying of venue or based on the grounds that the forum is not convenient (known as the doctrine of "forum non conveniens"), which they may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. The Company and the Executive, on behalf of themselves and their permitted successors and assigns, acknowledge that final judgment against it in any action, suit or proceeding referred to in this Section shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the same. The Company and the Executive, on behalf of themselves and their permitted successors and assigns, waive their right to trial by jury in any action, suit or proceeding brought with respect to this Agreement.

      7.8 ATTORNEY'S FEES, PREVAILING PARTY. Should any action, proceeding or litigation be commenced between the parties hereto on any matters whatsoever arising out of, or in any way connected with, this Agreement, the party hereto prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its attorney's fees and costs incurred in such litigation which shall be determined by the court in such litigation or in a separate action brought for that purpose.

      7.9 PERSONAL AGREEMENTS. This Agreement is personal in nature, and cannot be assigned by the Executive. The terms, conditions and covenants in this Agreement shall be binding upon the heirs and personal representatives of the Executive, and the successors or assigns of the Company.

      7.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

      7.11 HEADINGS; RECITALS; ARTICLES AND SECTIONS. The headings in this Agreement are inserted for convenience or reference only, and are not a part of this Agreement. The preliminary Recitals set forth above on the initial page of this Agreement, and this Agreement shall be construed in light thereof. References to "Article", "Articles", "Section" or "Sections" shall mean and refer to the Articles or Sections of this Agreement unless the context expressly states otherwise.


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

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                              Cash Systems, Inc.

                                              By /s/ Christopher Larson
                                                 ------------------------
                                                 Christopher Larson
                                                 Chief Financial Officer

                                                 /s/ David Clifford
                                                 ------------------------
                                                 David Clifford


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